ESCROW AGREEMENT

This Escrow Agreement (this "Escrow Agreement") is entered into as of July 26, 2006 by and among Wells Fargo Bank, National Association, a national banking association (the "Escrow Agent"), BidVille, Inc., a Nevada corporation (the "Seller") and DIBU Trading Corp., a Delaware corporation (the "Buyer"), Seller and Buyer are herein collectively referred to herein as the "Parties."

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, dated as of July ___, 2006 (the "Asset Purchase Agreement"), pursuant to which the Buyer has agreed to purchase substantially all of the assets of the Seller used in the Business;

WHEREAS, pursuant to Section 2.1 of the Asset Purchase Agreement, certain funds are to be deposited by the Seller and Buyer with the Escrow Agent, to be held and disbursed by the Escrow Agent in accordance with the terms hereof.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows (unless otherwise defined herein, capitalized terms used in this agreement have the definitions ascribed to them in the Asset Purchase Agreement):

ARTICLE I

ESCROW FUND

1.1 **Escrow Fund**. The Escrow Agent hereby agrees to receive funds in the amount of Three Hundred Thirty-Two Thousand Dollars ($332,000) pursuant to Section 2.1 of the Asset Purchase Agreement and to hold and disburse said amounts and interest and income earned thereon (collectively, the "Escrow Fund") in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein.

1.2 **Investment; Escrow**. Agent shall, pending the disbursement of the Escrow Fund pursuant to this Agreement, invest the Escrow Fund in accordance with Schedule 1 hereto, unless otherwise instructed by Joint Written Instructions, as defined in Section 3.1.3 below. In the absence of duly authorized and complete directions regarding investment of cash held in the Escrow Fund, the Escrow Agent shall automatically invest and reinvest the same in units of the money market funds identified on Schedule 5 attached hereto and incorporated herein, which funds may be managed by an affiliate of the Escrow Agent.

ARTICLE II

THE ESCROW AGENT

2.1 **Scope of Powers, Duties and Obligations of the Escrow Agent**. Subject to the Party's directions, the Escrow Agent has whatever powers are conferred by law and which are required to discharge its obligations and exercise its rights under this Escrow Agreement, including but not limited to the powers specified in the following Paragraphs of this Article, and

the powers and authority granted to the Escrow Agent under other provisions of this Escrow Agreement. The Escrow Agent shall have no duties or obligations except those specifically set forth in this Escrow Agreement. Such duties and responsibilities are purely ministerial in nature and the Escrow Agent will under no circumstances be deemed to be a fiduciary to any party or person. The Escrow Agent will never be required to advance its own funds or incur personal financial liability in performing its duties under this Agreement.

2.2 **Powers Exercisable by the Escrow Agent, Subject to this Agreement**. The Escrow Agent is authorized and empowered to exercise the following powers, subject to the limitations contained in this Agreement:

2.2.1 To register any investment held in the Escrow Fund in its own name and to hold any investment in bearer form. The books and records of the Escrow Agent shall show that all such investments are part of the Escrow Fund.

2.2.2 To utilize registered securities depositories to hold assets of the Escrow Fund.

2.2.3 To employ agents, including public accountants and legal counsel, as it shall determine appropriate, and to pay their reasonable expenses and compensation from the Escrow Fund;

2.2.4 To rely on Parties to defend and litigate, or settle, at their expense, any suit brought against the Escrow Fund or Escrow Agent,or any order sought to be satisfied out of the Escrow Fund or against Escrow Agent, without duty on the Escrow Agent beyond forwarding related papers to the Parties and complying with any final order to the extent that funds are available in the Escrow Fund;

2.2.5 To refrain from taking any action until it receives proper written notice of an occurrence of an event affecting the Escrow Fund;

2.2.6 To treat as genuine, sufficient and correct, in form, execution and validity, and as the document it purports to be, and from the party it purports to be from, any notice, instruction, letter, paper, telex or other document purported to be furnished to Escrow Agent by Parties and believed by Escrow Agent to be both genuine and to have been transmitted by the proper party or parties, and Escrow Agent shall have no liability with respect to any action taken or foregone by Escrow Agent in reliance on such documents, without negligence or willful misconduct;

2.2.7 To be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow Agreement following its resignation or removal and the appointment of a successor or the final disbursement of the Escrow Fund under Paragraph 3.1.2 below; and

2.2.8 To be free from any liabilities or change in duties, other than as may be specifically described elsewhere herein, for the action or inaction of a party to this Escrow Agreement, or any other party, or the occurrence or non-occurrence of an event outside of this Escrow Agreement.

ARTICLE III

INVESTMENT AND DISBURSEMENT OF THE ESCROW FUND

3.1 **Disbursement of the Escrow Fund**.

3.1.1 Interest and income on the Escrow Fund shall be paid to the Seller on or about the 15th of each month (or, if such date is not a business day, on the following business day), commencing on August, 2006.

3.1.2 Unless already disbursed pursuant to a Joint Written Instruction, the Escrow Agent shall disburse the Escrow Fund, plus any interest earned thereon, to the Buyer within five (5) Business Days of December 31, 2006 (the "Final Disbursement Date").

3.1.3 Except as otherwise provided for in Sections 3.1.1 and Section 3.1.2, the Escrow Funds may be distributed by the Escrow Agent only pursuant to a Disbursement Notice. A "Disbursement Notice" shall be either of the following: (i) a written instruction signed by both Seller and Buyer ("Joint Written Instructions") specifying the amount to be disbursed to the Seller, in the form of Schedule 2 hereto, with the blanks fully completed, or (ii) a written instruction signed by Seller or Buyer, as applicable, specifying the amount to be disbursed to the Seller or Buyer, as applicable, as evidenced by a final Order which shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement which shall have been consummated by Seller and Buyer (a "Final Order Instruction"). The Escrow Agent shall act on a Joint Instruction or a Final Order Instruction without further question, and shall deliver to the proper party such amount out of the Escrow Fund as is specified in such Joint Written Instructions or Final Order Instruction.

3.1.4 All disbursements made by the Escrow Agent pursuant to this Section 3.1 shall be net of any applicable withholdings, which withholdings shall be consented to by the Party so affected except where required by federal or state law.

3.2 **Wiring Instructions.** All disbursements by the Escrow Agent pursuant to this Agreement shall be made to the applicable Party in accordance with the wiring instructions set forth on Schedule 3 hereto, which wiring instructions may be supplemented or amended by written notice to the Escrow Agent by the Party supplementing or amending its wiring instructions.

3.3 **Escrow Agent Not Responsible For Investment Advice**. The Escrow Agent assumes no responsibility for advising the Parties with respect to the investment and reinvestment of the Escrow Fund. The duties of the Escrow Agent are purely ministerial in nature and the Escrow Agent will under no circumstances be deemed to be a fiduciary to the Parties or any other person. The Escrow Agent shall as promptly as possible comply with any direction given by the Parties; provided, however, that the Escrow Agent shall have no duty to take any action which, in the Escrow Agent's opinion, would expose the Escrow Agent to liability unless and until the Parties indemnify the Escrow Agent to its satisfaction. The Escrow Agent shall neither be liable in any manner nor for any reason for any losses or other unfavorable

investment results arising from its compliance with such direction, nor be liable for failing to invest any assets of the Escrow Fund in the absence of written investment directions regarding such assets.

3.4 **Notification of Rights Regarding Securities**. Following receipt of information, the Escrow Agent will notify the Parties of any conversion, redemption, exchange, subscription or other right relating to any securities purchased hereunder of which notice was given after the acquisition of such securities by the Escrow Agent, and the Escrow Agent shall have no obligation to exercise any such right unless it is instructed by the Parties or their Representative in writing to exercise such right, within a reasonable time prior to the expiration of such right.

3.5 **Uninvested Cash**. Subject to the Joint Written Instructions of the Parties, or their Representatives, the Escrow Agent may hold any or all of the Escrow Fund in cash, uninvested and nonproductive of income. The Escrow Agent shall not be required to pay interest on any cash so held uninvested. The Escrow Agent may deposit cash awaiting investment or distribution in any interest-bearing account in any bank (including the Escrow Agent), subject to the collateral requirements set forth in paragraph 3.1 above.

3.6 **Interest and Income; Taxes.** All interest and income earned with respect to the Escrow Fund shall be for the account of Buyer. Buyer shall be solely responsible for any and all Taxes that relate to any interest or other income derived with respect to the Escrow Fund.

ARTICLE IV

ESCROW AGENT NOTICES AND INSTRUCTIONS

4.1 **Instructions; Notices**. Except as hereafter provided, any directions, instructions or notices which the Parties or any other duly authorized person is required or permitted to give to the Escrow Agent under this Escrow Agreement including any Joint Written Instruction or Final Order Instruction (the "Instructions") shall be in writing and shall be deemed effective upon receipt by the Escrow Agent. The Escrow Agent shall be provided with specimen signatures of the authorized representatives of the Parties. The Escrow Agent shall be entitled to rely in good faith upon any Instructions signed by any authorized representative of the Parties, and shall incur no liability for following such directions. Any written notices, affidavits or other communications hereunder shall be deemed to have been duly given if delivered or mailed first class, certified mail, postage prepaid, addressed as follows:

(a) If to the Escrow Agent, to:

Wells Fargo Bank, National Association
Sixth and Marquette, MAC N9303-110
Minneapolis, MN 55479
Attn: Thomas H. Caruth
Tel: (612) 667-2124
Fax: (612) 667-2160

or to such other Person or address as the Escrow Agent shall furnish to the other Parties in writing.

(b) If to the Buyer, to:

DIBU Trading Corp.
8550 West Bryn Mawr Avenue, Suite 200
Chicago, IL 60631
Attention: President
Telephone: (773) 272-4461
Facsimile: (773) 272-4055

With copies (which shall not constitute notice) to:

Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Attention: Simon C. Root, Esq.
Telephone: (612) 492-7000
Facsimile: (612) 492-7007

or to such other Person or address as the Buyer shall furnish to other Parties in writing.

(c) if to the Seller, to:

BidVille, Inc.
Mission Bay Office Plaza, Suite 400
20283 State Road 7
Boca Raton, FL 33498
Attention: Brian J. Schuster
Telephone: (561) 807-6336
Facsimile: (561) 807-6337

with a copy (which shall not constitute notice) to:

Schneder Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, FL 33431
Attention: Roxanne K. Beilly, Esq.
Telephone: (561) 362-9595
Facsimile: (561) 362-9612

or to such other address as Seller shall furnish to the other Parties in writing.

4.2 **E-Mail/Photostatic Teletransmission**. The transmission of the Instructions by electronic transmission (e-mail) as attributed to an authorized person or photostatic teletransmission with duplicate or facsimile signatures shall be an authorized method of communication and shall be considered in writing until the Parties notify the Escrow Agent to the contrary.

4.3 **Electronic Affirmation**. Notwithstanding any other provision of this Article IV, the Escrow Agent may settle securities trades directed by the Parties through a securities depository that utilizes an institutional delivery system, in which event the Escrow Agent may deliver or receive securities in accordance with appropriate trade reports or statements given to the Escrow Agent by such depository without having received direct communications or instructions from the Parties.

4.4 **Additional Instructions**. In any matter under this Escrow Agreement in which the Escrow Agent is permitted or required to act upon Instructions, the Escrow Agent, where it deems necessary, may request further Instructions from the person or entity giving the original instructions, or from the Parties, as the case may be, and may defer any and all action pending receipt thereof.

ARTICLE V

COMPENSATION AND EXPENSES OF THE ESCROW AGENT

5.1 The Escrow Agent's fees will be paid by Buyer and will be as set forth on Schedule 4 attached hereto, plus actual expenses incurred in performing its duties hereunder, and the Escrow Agent is hereby granted a lien on the Escrow Fund for such amounts. Unless other payment arrangements are set forth herein or are agreed to by the Escrow Agent in writing, the Escrow Agent may disburse from the Escrow Fund sufficient funds to pay its compensation and expenses. In addition, the Escrow Agent shall be entitled to reimbursement for costs and expenses in the event that the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or if the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement. Such costs or expenses will be recoverable from Buyer for one-half, and from Seller for one-half.

ARTICLE VI

RECORDS AND ACCOUNTS

6.1 **Accurate Records and Accounts**. The Escrow Agent shall keep accurate records and accounts with respect to all cash and other assets held by it in the Escrow Fund, and all receipts and disbursements and other transactions involving such cash, securities and other assets. The Parties shall have access to all such accounts, books and records at all reasonable times. All such accounts, books and records shall be open for inspection and audit at all reasonable times by the Parties, at the respective Party's expense.

6.2 **Periodic Reports**. The Escrow Agent shall furnish the Parties and any third party with such periodic reports, as the Parties and the Escrow Agent shall mutually agree, setting forth all receipts, disbursements and transactions effected by the Escrow Agent.

6.3 **Income Tax Reporting:** The Buyer shall assume all duties to file any and all tax reports and returns, except as noted below, as well as full responsibility for the payment of all taxes assessed on or with respect to any amount in the Escrow Fund and all taxes due on the income collected for the Buyer on any and all transactions with respect to any Escrow Fund. For

purposes of IRS form 1099, which the Escrow Agent may be required to prepare and file, all reportable income shall be reported to the IRS as being attributable to the Buyer.

ARTICLE VII

RESIGNATION AND REMOVAL OF THE ESCROW AGENT

7.1 **Resignation and Removal**. The Escrow Agent may resign at any time upon thirty- (30) days' written notice to the Parties, unless a shorter period is acceptable to the Parties. The Parties may at any time remove the Escrow Agent upon thirty- (30) days' written notice to the Escrow Agent, unless a shorter period is acceptable to the Escrow Agent.

7.2 **Appointment of Successor**. In the event of the removal or resignation of the Escrow Agent, the Parties shall appoint a successor which, upon its acceptance in writing of such appointment delivered to the Parties and the former Escrow Agent, shall be vested with all the rights, powers and duties of the Escrow Agent under this Escrow Agreement, and the retiring Escrow Agent shall be released and discharged from all further liability with respect to this Escrow Agreement. The retiring Escrow Agent shall transfer, assign and deliver to its successor all of the property then held by it under the Escrow Fund, except such reasonable compensation and expenses in connection with the settlement of accounts and the delivery of the assets to the successor Escrow Agent. After settlement of the retiring Escrow Agent's final accounting, the retiring Escrow Agent shall also transfer to the successor escrow agent true copies of its records as relate to the Escrow Fund, as may be requested by the successor escrow agent. The successor escrow agent shall not be liable or responsible for anything done or omitted in the administration of the Escrow Fund pursuant to this Escrow Agreement prior to the date it shall have become escrow agent, nor to audit or otherwise inquire into or take any action concerning the acts of any retiring Escrow Agent.

7.3 **Final Periodic Report**. Within sixty (60) days after the transfer of the assets of the Escrow Fund to the successor escrow agent, unless a different period is mutually agreed to, the Escrow Agent shall file with the Parties a final periodic report, covering the period since the close of the last periodic report.

7.4 **Deemed Acceptance**. In the absence of any exception thereto filed in writing with the Escrow Agent within ninety (90) days after the date of filing with the Parties, any periodic report filed with the Parties shall constitute a final periodic report by and discharge of the Escrow Agent from all claims and liabilities with respect to the acts and transactions as shown in such report, and shall be binding and conclusive upon all persons.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1 **Amendment**. This Escrow Agreement may be modified at any time by writing signed by the Parties and the Escrow Agent.

8.2 **Termination**. This Escrow Agreement may be terminated at any time upon two (2) business days' written notice delivered by the Parties to the Escrow Agent; provided,

however, that this Escrow Agreement shall continue thereafter for such period as may be necessary for the complete divestiture of all cash, securities and other instruments held hereunder by the Escrow Agent, but solely to the extent necessary to effect such complete divestiture. Upon such termination, all assets remaining in the Escrow Fund after payment of all expenses properly chargeable thereto shall be paid or distributed in accordance with Joint Written Instructions of the Parties.

8.3 **Final Periodic Report**. Within sixty (60) days after the termination of the Escrow Fund, unless a different period is mutually agreed to, the Escrow Agent shall file with the Parties a final periodic report, covering the period since the close of the last periodic report.

ARTICLE IX

LIMITATION ON LIABILITY

9.1 **Liability of Escrow Agent**. In performing any duties under this Escrow Agreement, the Escrow Agent shall not be liable for any damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any liability for any act or failure to act, or any action taken or omitted in reliance upon any instrument, without negligence or willful misconduct. This includes any written statement or affidavit provided for in this Escrow Agreement, and forgeries, fraud, impersonations or determining and verifying the scope of any representative authority, or any person acting or purporting to act on behalf of any party to this agreement.

9.2 **Indemnification by Parties**. Parties further agree to pay on demand, and to jointly and severally indemnify and hold the Escrow Agent harmless from and against, all costs, damages, judgments, attorneys fees, expenses, obligations and liabilities of any kind or nature which, in good faith, the Escrow Agent may incur or sustain in connection with or arising out of this Escrow Agreement, and the Escrow Agent is hereby given a lien upon all the rights, titles and interests of the Parties in the Escrow Fund, to protect the Escrow Agent's rights and to indemnify and reimburse the Escrow Agent under this Escrow Agreement.

9.3 **Force Majeure**. The Escrow Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to fire, earthquake, any act of God, interruption or suspension of any communication or wire facilities or services, war, emergency conditions or other circumstances beyond its control, provided it exercises such diligence as the circumstances may reasonably require.

9.4 **Scope**. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement.

9.5 **Controversies**.

9.5.1 Upon receipt of conflicting demands or notices relating to this Escrow Agreement, the Escrow Agent may, at its election, without liability to Parties, do either or both of the following:

(a) Withhold and stop all further proceedings in, and performance of, this Escrow Agreement, until such conflict is resolved to Escrow Agent's satisfaction;

(b) File a suit in interpleader and obtain an order from the court requiring the parties to resolve their several claims and rights among themselves, in which case, the Escrow Agent shall be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow Agreement, and the Parties shall pay the Escrow Agent all costs, expenses and reasonable attorney fees expended or incurred by it, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

9.5.2 Any dispute, controversy or Claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration, before three (3) arbitrators (each an "Arbitrator"), administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. Escrow Agent shall not be made a party to the arbitration.

(a) Location. Any arbitration shall be held in Minneapolis, Minnesota.

(b) Costs. The Buyer, on the one hand, and the Seller on the other hand, shall equally bear any arbitration fees and administrative costs associated with the arbitration. The prevailing party, as determined by the arbitrators, shall be awarded its costs and reasonable attorneys' fees incurred in connection with the arbitration.

(c) Consent to Jurisdiction. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Minnesota State court or Federal court of the United States of America sitting in Minneapolis, Minnesota and any appellate court from any thereof, for recognition or enforcement of any award determined pursuant to this Section 9.5

9.6 **Legal Counsel**. The Escrow Agent may consult with, and obtain advice from, legal counsel of its own selection as to the construction of any of the provisions of this Escrow Agreement or the Escrow Agent's obligations and duties, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

ARTICLE X

MISCELLANEOUS

10.1 **Governing Law**. This Escrow Agreement shall be governed, construed, regulated and administered under the laws of the State of Illinois.

10.2 **Invalid Provisions**. It is not the intention of any party to this Escrow Agreement to violate any statute, regulation, ruling, judicial decision, or other legal provision applicable to this Escrow Agreement or the performance thereof. If any term of this Escrow Agreement, or any act or omission in the performance thereof, is or becomes violative of any such provision, such term, act or omission shall be of no force or effect and any such term shall be severed from this Escrow Agreement. Any such invalid term, act or omission shall not affect the validity of

any other term of this Escrow Agreement that is otherwise valid, nor the validity of any otherwise valid act or omission in the performance thereof, unless such invalidity prevents accomplishment of the objectives and purposes of this Escrow Agreement. In the event any such term, act or omission is determined to be illegal or otherwise invalid, the necessary steps to remedy such illegality or invalidity shall be taken immediately by the parties.

10.3 **Counterparts**. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

10.4 **Successors and Assigns**. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, except as is expressly provided to the contrary herein.

10.5 **Important Information About Procedures for Opening a New Account**. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. The Escrow Agent may ask the Parties' names, addresses, dates of birth, and other information (including a completed Form W-9, W-8 or Form W-7, as applicable) that will allow the Escrow Agent to identify the Parties. The Escrow Agent may also ask to see the Parties' driver's licenses or other identifying documents.

10.6 **U.S.A. Patriot Act Compliance Information**. Each of the Buyer and the Seller shall provide the Escrow Agent such information as the Escrow Agent may reasonably require to permit the Escrow Agent to comply with its obligations under the federal U.S.A. Patriot Act. The Escrow Agent shall not credit any amount of interest or investment proceeds earned on the Escrow Fund, or make any payment of all or a portion of the Escrow Fund, to any person unless such person has provided to the Escrow Agent such documents as the Escrow Agent may require to permit the Escrow Agent to comply with its obligations under such Act.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective duly authorized officers on the dates set forth below.

Date: 7-26-06

BIDVILLE, INC.

By: Brian Schuster
Its: Chairman

Date ________

DIBU TRADING CORP.

By: ________
Its: ________

Date ________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By: ________
Its: ________

ESCROW ACCOUNT #: ________

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective duly authorized officers on the dates set forth below.

Date: ____________ BIDVILLE, INC.

By: ____________________
Its: ____________________

Date 7/26/06 DIBU TRADING CORP.

By: Robert H. Tomlinson Jr.
Its: CEO

Date ____________ WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By: ____________________
Its: ____________________

ESCROW ACCOUNT #: ____________